                           LOAN AND SECURITY AGREEMENT

                        AMERICAN TECHNICAL CERAMICS CORP.

                                       and

                               COMMERCE BANK, N.A.

                          Dated as of November 30, 2004

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement ("Agreement") is dated as of this 30th day of November, 2004, by and between AMERICAN TECHNICAL CERAMICS CORP., a
Delaware corporation ("Borrower"), and COMMERCE BANK, N.A., a national banking association ("Lender").

                                   BACKGROUND

         A. Borrower desires to establish financing arrangements with Lender and
Lender is willing to make loans and extensions of credit to Borrower under the terms and provisions hereinafter set forth.

         B. The parties desire to define the terms and conditions of their relationship in writing.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

         1.1 Terms Defined: As used in this Agreement, the following terms have the following respective meanings:

               Account - All of the "accounts" (as that term is defined in the
          UCC) of Borrower, whether now existing or hereafter arising.

               Advance(s) - Any monies advanced or credit extended to Borrower by Lender under the Revolving Credit, including without limitation, cash advances and the issuance of Letters of Credit.

               Advance Request - Section 2.4(b)(iii)

               Affiliate - With respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, or
          (b) any Person who is a director or officer (i) of such Person, (ii)
          of any Subsidiary of such Person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

               Asset Sale - The sale, transfer, lease, license or other
          disposition, by Borrower or by any Domestic Subsidiary of Borrower to
          any Person other than Borrower or a Domestic Subsidiary of Borrower of any Property now owned or hereafter acquired, of any nature whatsoever in any transaction or series of related transactions other than the sale of inventory in the ordinary course of business, the sale of raw materials in excess of what management believes is necessary based upon

          existing levels of business and the sale of machinery, equipment and other assets no longer used or useful in Borrower's or any such
          Domestic Subsidiary's business. An Asset Sale includes, without limitation, a division.

               Authorized Officer - Any officer (or comparable equivalent) of
          Borrower authorized by specific resolution of Borrower to request
          Advances or execute Quarterly Compliance Certificates as set forth in the incumbency certificate referred to in Section 4.1(d) of this
          Agreement.

               Base Rate - The "Prime Rate" of interest as published in the
          "Money Rates" section of The Wall Street Journal on the applicable date (or the highest "Prime Rate" if more than one is published) as such rate may change from time to time. If The Wall Street Journal ceases to be published or goes on strike or is otherwise not published, Lender may use a similar published prime or base rate. The
          Base Rate is not necessarily the lowest or best rate of interest offered by Lender to any borrower or class of borrowers.

               Business Day - A day other than Saturday or Sunday when Lender is open for business in New York.

               Capitalized Lease Obligations - Any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, consistently applied.

               Capital Stock - Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all other ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

               Change of Control - With respect to Surety, the result caused by the occurrence of any event which results in Borrower owning
          (beneficially, legally or otherwise), in the aggregate, less than 100%
          of any class of the issued and outstanding Capital Stock of Guarantor entitled to vote.

               Closing - Section 4.6.

               Closing Date - Section 4.6.

               Collateral - All of the Property and interests in Property described in Section 3.1 of this Agreement, which Property and interests in Property secure payment of the Obligations and satisfaction by Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents.

               Consolidated Subsidiary or in the plural Consolidated
          Subsidiaries will mean any other domestic corporation, limited liability company or other entity of which at least 50% of the voting stock (or membership interest, as the case may be) is owned by Company directly, or indirectly, through one or more Consolidated
          Subsidiaries, and each of their respective successors and/or assigns.

               Default - Any event, act, condition or occurrence which with notice, or lapse of time or both, would constitute an Event of Default hereunder.

               Disqualified Stock - Any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable for any

          reason, (ii) is convertible or exchangeable for Indebtedness or
          Capital Stock that meets the requirements of clauses (i) and (ii), or
          (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Revolving Credit Maturity
          Date.

               Domestic Subsidiary - Any subsidiary of Borrower which is
          organized under the laws of the United States or any State the principal business activities of which are conducted in the United
          States. As of the date hereof, Borrower's only domestic subsidiary is
          American Technical Ceramics (Florida), Inc.

               Environmental Laws - Any and all Federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, protection of the environment, or the impact of pollutants, contaminants or toxic or hazardous substances on human health or the environment, as now or may at any time hereafter be in effect.

               ERISA - The Employee Retirement Income Security Act of 1974, as
          the same may be amended, from time to time.

               Event of Default - Section 8.1.

               Expenses - Section 9.6.

               GAAP - Generally accepted accounting principles as in effect in the United States on the date of determination.

               Governmental Acts - Section 2.2(f).

               Governmental Authority - Any federal, state or local government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal or grand jury.

               Hazardous Substances - Any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, under any Environmental Law.

               Indebtedness - Of any Person at any date, without duplication,
          (i) all indebtedness of such Person for borrowed money (including with respect to Borrower, the Obligations) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
          (iii) all Capitalized Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (v) all obligations of other Persons which such Person has guaranteed, (vi) Disqualified Stock, (vii) all
          Obligations of such Person under Hedging Agreements, and (viii) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

               Inventory - All of the "inventory" (as that term is defined in the UCC) of Borrower, whether now existing or hereafter acquired or created.

               IRS - Internal Revenue Service.

               L/C Commitment - The sum of Two Million Dollars ($2,000,000.00).

               L/C Fees - Section 2.7(c).

               Letters of Credit - (i) Standby letters of credit, and (ii)
          commercial letter or letters of credit, in each case issued to or to be issued by Lender for the account of Borrower pursuant to Section
          2.2 herein. Drafts under commercial letters of credit may be payable at sight and/or payable thirty (30) days after sight.

               Letter of Credit Amount - The sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at any time plus (ii) the aggregate amount of all drawings under Letters of Credit for which
          Lender has not been reimbursed at such time.

               Letter of Credit Documents - Any Letter of Credit, any amendment thereto, any documents delivered in connection therewith, any application therefor, or any other documents (all in form and substance satisfactory to Lender), governing or providing for (i) the rights and obligations on the parties concerned or at risk, or (ii)
          any collateral security for such obligations.

               Leverage Ratio - At any time, the ratio of Borrower's (i)
          Indebtedness to (ii) Tangible Net Worth.

               Lien - Any interest of any kind or nature in property securing an obligation owed to, or a claim of any kind or nature in property by, a
          Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a lease, consignment or bailment for security purposes, a trust, or an assignment. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

               Loans - The unpaid balance of Advances under the Revolving
          Credit.

               Loan Documents - Collectively, this Agreement, the Note, the
          Surety Agreement, the Letter of Credit Documents, the Perfection
          Certificate, and all agreements, instruments and documents executed and/or delivered in connection therewith, all as may be supplemented, restated, superseded, amended or replaced from time to time.

               Material Adverse Effect - A material adverse effect upon (a) the business, operations or financial condition of the Borrower or any guarantor, as applicable, or (b) the validity or enforceability of this Agreement or any of the other material Loan Documents or the rights and remedies of Lender hereunder or thereunder.

               Maximum Revolving Credit Amount - The sum of Five Million Dollars
          ($5,000,000.00).

               Note - the Revolving Credit Note.

               Obligations - All existing and future debts, liabilities and obligations of every kind or nature at any time owing by Borrower to
          Lender, whether under

          this Agreement, or any other existing or future instrument, document or agreement, between Borrower or Lender, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due (including debts, liabilities and obligations obtained by assignment), and whether principal, interest, fees, indemnification obligations hereunder or Expenses (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrower, whether or not a claim for such post-commencement interest is allowed), including, without limitation, debts, liabilities and obligations in respect of the Revolving Credit and the Reimbursement Obligations, and
          any extensions, modifications, substitutions, increases and renewals thereof; any amount payable by Borrower or any Domestic Subsidiary of
          Borrower pursuant to an Interest Hedging Instrument; the payment of all amounts advanced by Lender to preserve, protect and enforce rights hereunder and in the Collateral; and all Expenses incurred by Lender.
          Without limiting the generality of the foregoing, Obligations shall include any other debts, liabilities or obligations owing to Lender in connection with any Lock Box, cash management or other services
          (including electronic funds transfers or automated clearing house transactions) provided by Lender to Borrower, as well as any other loan, advances or extension of credit, under any existing or future loan agreement, promissory note, or other instrument, document or agreement between Borrower and Lender.

               Original Holder - the holder of the Note.

               Overadvance - Section 2.1(a)(i).

               PBGC - The Pension Benefit Guaranty Corporation.

               Perfection Certificate - The Perfection Certificate provided by
          Borrower to Lender on or prior to the Closing Date in form and substance satisfactory to Lender.

               Permitted Liens - (a) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, and other like persons not yet due; (b) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and other like laws; (c) Liens on fixed assets security purchase money Indebtedness permitted under
          Section 7.6; provided that, (i) such Lien attached to such assets concurrently, or within 20 days of the acquisition thereof, and only to the assets so acquired, and (ii) a description of the asset acquired is furnished to Lender; (d) deposits to secure performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature; (e) Liens resulting from a filing by a lessor as a precautionary filing for a true lease; (f) customary landlord's Liens under leases; (g) vendors' Liens to secure payments; and (h) Liens existing on the Closing Date and shown on Schedule "1.1(b)" attached hereto and made part hereof.

               Person - An individual, partnership, corporation, trust, limited liability company, limited liability partnership, unincorporated association or organization, joint venture or any other entity.

               Property - Any interest of Borrower in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               Regulation D - Regulation D of the Board of Governors of the
          Federal Reserve System comprising Part 204 of Title 12, Code of
          Federal Regulations, as amended, and any successor thereto.

               Reimbursement Obligations - Section 2.2(c).

               Revolving Credit - Section 2.1(a).

               Revolving Credit Closing Fee - Section 2.7(a).

               Revolving Credit Maturity Date - November 30, 2005, or such later date as Lender may, in its sole and absolute discretion, designate in writing to Borrower.

               Revolving Credit Note - Section 2.1(b).

               Subsidiary - With respect to any Person at any time, (i) any corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by such Person or owned by a corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by such Person; (ii) any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person; and (iii) any partnership, joint venture, limited liability company or other entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at such time owned directly or indirectly, beneficially or of record, by, or which is otherwise controlled directly, indirectly or through one or more intermediaries by, such Person or one or more Subsidiaries of such Person.

               Surety - American Technical Ceramics (Florida), Inc., and any
          other Person who may hereafter guaranty, as surety, all of the
          Obligations.

               Surety Agreement - That certain surety agreement to be executed by such Surety in favor of Lender, in form and substance satisfactory to Lender, on or prior to the Closing Date.

               Tangible Net Worth - At any time, the amount by which all of
          Borrower's consolidated assets (less (i) trademarks, copyrights, goodwill, covenants not to compete, and all other assets which would be classified as intangible assets under GAAP; and (ii) assets owing from Affiliates, officers, directors, shareholders and employees), exceed all of Borrower's consolidated liabilities, all as would be shown on Borrower's consolidated balance sheet prepared in accordance with GAAP.

               UCC - The Uniform Commercial Code as adopted in the state where
          Lender's office identified in Section 9.8 is located, as the same may be amended from time to time.

               Other Capitalized Terms - Inventory, Proceeds and any other capitalized terms used without further definition herein shall have the respective meaning set forth in the UCC.

         1.2 Accounting Principles: Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in

accordance with GAAP, consistently applied, to the extent applicable, except as otherwise expressly provided in this Agreement.

         1.3 Construction: No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting shall apply to any Loan Documents.

SECTION II. THE LOANS

         2.1 Revolving Credit - Description:

             a. Subject to the terms and conditions of this Agreement, Lender hereby establishes for the benefit of Borrower a revolving credit facility
(collectively, the "Revolving Credit") which shall include cash Advances extended by Lender to or for the benefit of Borrower as well as Letters of
Credit issued for the account of Borrower from time to time hereunder. The aggregate principal amount of unpaid cash Advances, plus the Letter of Credit
Amount, shall not at any time exceed the Maximum Revolving Credit Amount.
Subject to such limitation, the outstanding balance of Advances under the
Revolving Credit may fluctuate from time to time, to be reduced by repayments made by Borrower, to be increased by future Advances which may be made by
Lender, to or for the benefit of Borrower, and, subject to the provisions of
Section 8 below, shall be due and payable on the Revolving Credit Maturity Date.
If the aggregate principal amount of unpaid cash Advances, plus the Letter of
Credit Amount at any time exceeds the Maximum Revolving Credit Amount (such excess referred to as "Overadvance"), Borrower shall immediately repay the
Overadvance in full.

             b. At Closing, Borrower shall execute and deliver a promissory note to Lender for the Maximum Revolving Credit Amount ("Revolving Credit Note"). The
Revolving Credit Note shall evidence Borrower's unconditional obligation to repay Lender for all Advances made under the Revolving Credit, with interest as herein provided. Each Advance under the Revolving Credit shall be deemed evidenced by the Revolving Credit Note, which is deemed incorporated herein by reference and made part hereof. The Revolving Credit Note shall be in form and substance satisfactory to Lender.

             c. The term of the Revolving Credit shall expire on the Revolving
Credit Maturity Date. On such date, unless having been sooner accelerated by
Lender pursuant to the terms hereof, and without impairing any rights under
Section 3.1, all sums owing under the Revolving Credit shall be due and payable in full, and as of and after such date Borrower shall not request and Lender shall not make any further Advances under the Revolving Credit.

         2.2 Letters of Credit:

             a. As a part of the Revolving Credit and subject to its terms and conditions, Lender shall make available to Borrower Letters of Credit which shall not exceed, in the aggregate at any one time outstanding, the L/C
Commitment. Notwithstanding the foregoing, all Letters of Credit shall be in form and substance reasonably satisfactory to Lender. No Letter of Credit shall be issued with an expiry date later than (i) three hundred sixty five (365) days from the date of issuance for a stand-by letter of credit, or one hundred eighty
(180) days from the date of insurance for documentary letter of credit, or (ii)
ten (10) Business Days prior to the Revolving Credit Maturity

Date. Borrower shall execute and deliver to Issuer all Letter of Credit
Documents required by Lender for such purposes. Each Letter of Credit shall comply with the Letter of Credit Documents.

             b. Each Letter of Credit issued from time to time under the
Revolving Credit which remains undrawn (and the amounts of draws on Letters of
Credit prior to payment as hereinafter set forth) shall reduce, dollar for dollar, the amount available to be borrowed by Borrower under the Revolving
Credit.

             c. In the event of any request for drawing under any Letter of
Credit by the beneficiary thereof, Lender shall promptly notify Borrower and
Borrower shall immediately reimburse Lender on the day when such drawing is honored, by either a cash payment by Borrower or, so long as no Event of Default has occurred and is continuing, in lieu of such payment by Borrower, and at
Borrower's option, by Lender automatically making or having been deemed to have made (without further request of Borrower) a cash Advance under the Revolving
Credit on such date to reimburse Lender. Borrower's reimbursement obligation for draws under Letters of Credit along with the obligation to pay L/C Fees shall herein be referred to collectively as Borrower's "Reimbursement Obligations."
All of Borrower's Reimbursement Obligations hereunder with respect to Letters of
Credit shall apply unconditionally and absolutely to Letters of Credit issued hereunder on behalf of Borrower.

             d. The obligation of Borrower to reimburse Lender for drawings made
(or for cash Advances made to cover drawings made) under the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                i. any lack of validity or enforceability of any Letter of
Credit;

                ii. the existence of any claim, setoff, defense or other right that Borrower or any other Person may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

                iii. any draft, demand, certificate or any other document
presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                iv. payment by Lender under any Letter of Credit against
presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit unless Lender shall have acted with willful misconduct or gross negligence in issuing such payment;

                v. any other circumstances or happening whatsoever that is similar to any of the foregoing; or

                vi. the fact that a Default or Event of Default shall have occurred and be continuing.

e. If by reason of (i) any change after the Closing Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (ii) compliance by
Lender with any direction, reasonable request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

                i. Lender shall be subject to any tax or other levy or charge of any nature or to any variation thereof (except for changes in the rate of any tax on the net income of Lender or its applicable lending office) or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.2, whether directly or by such being imposed on or suffered by
Lender;

                ii. any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by
Lender; or

                iii. there shall be imposed on Lender any other condition
regarding this Section 2.2 or any Letter of Credit; and the result of the foregoing is to directly or indirectly increase the cost to Lender of issuing, creating, making or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then and in any such case, Lender shall, after the additional cost is incurred or the amount received is reduced, notify Borrower and Borrower shall pay on demand such amounts as may be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the tenth Business Day after the date demanded until payment in full thereof at a rate per annum equal at all times to the applicable interest rate under the Revolving Credit. A certificate signed by an officer of Lender as to the amount of such increased cost or reduced receipt showing in reasonable detail the basis for the calculation thereof, submitted to
Borrower by Lender shall, except for manifest error and absent written notice from Borrower to Lender within ten (10) days from submission, be final, conclusive and binding for all purposes.

             f. i. In addition to amounts payable as elsewhere provided in this
Section 2.2, without duplication, Borrower hereby agrees to protect, indemnify, pay and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of the Letters of Credit, or (B) the failure of Lender to honor a drawing under any Letter of Credit as a result of any such act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts") in each case except for claims, demands, liabilities, damages, losses, costs, charges and expenses a rising solely from acts or conduct of Lender constituting gross negligence or willful misconduct.

                ii. As between Borrower and Lender, Borrower assumes all risks of the acts and omissions of or misuse of the Letters of Credit issued by Lender by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits

thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher, unless any of the foregoing are caused by Lender's gross negligence or willful misconduct; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission of any document or required in order to make a drawing under such
Letter of Credit or of the proceeds thereof, unless caused by Lender's gross negligence or willful misconduct; (G) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of
Credit; and (H) for any consequences arising from causes beyond the control of
Lender, including, without limitation, any Government Acts. None of the above shall affect, impair or prevent the vesting of any of Lender's rights or powers hereunder

                iii. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Lender in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not create any liability on the part of Lender to Borrower.

         2.3 Intentionally Deleted Prior to Execution

         2.4 Advances and Payments:

             a. Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Revolving Credit, Reimbursement
Obligations, and all Expenses, fees, indemnification obligations and all other charges and any other Obligations of Borrower, shall be made to Lender at its regional banking office, Greenway Plaza Office Park, 155 Pinelawn Road,
Melville, New York 11747, in United States dollars, in immediately available funds. Upon the occurrence and during the continuance of an Event of Default,
Lender shall have the right (and Borrower hereby authorizes Lender) to charge
Borrower's operating and/or deposit account(s) for all of Borrower's Obligations as they may thereafter become due from time to time under this Agreement including, without limitation, interest, principal, fees, indemnification obligations and reimbursement of Expenses. Provided that no Event of Default has occurred and is continuing, if Borrower so requests, Lender shall hereby authorizes Lender to make a cash Advance under the Revolving Credit in a sum sufficient to pay all interest accrued and payable on the Obligations and to pay all costs, fees and Expenses owing hereunder. Any payments received prior to
2:00 p.m. Eastern time on any Business Day shall be deemed received on such
Business Day. Any payments (including any payment in full of the Obligations), received after 2:00 p.m. Eastern time on any Business Day shall be deemed received on the immediately following Business Day.

             b. Cash Advances which may be made by Lender from time to time under the Revolving Credit shall be made available by crediting such proceeds to
Borrower's operating account with Lender.

                i. All cash Advances requested by Borrower under the Revolving
Credit must be in the minimum amount of One Hundred Thousand Dollars
($100,000.00) and integral multiples of One Hundred Thousand Dollars
($100,000.00) in excess thereof. All cash Advances under the Revolving Credit must be requested by 11:00 A.M., Eastern time, on the date such cash Advance is to be made.

                                       10

                ii. All requests for an Advance are to be in writing pursuant to a written request executed by an Authorized Officer in the form of Exhibit "A"
("Advance Request") attached hereto and made part hereof. Such request may be sent by telecopy or facsimile transmission provided that Lender shall have the right to require that receipt of such request not be effective unless confirmed via telephone with Lender.

                iii. Upon receiving a request for an Advance in accordance with subparagraph (ii) above, and subject to the conditions set forth in this
Agreement, Lender shall make the requested Advance available to Borrower as soon as is reasonably practicable thereafter on the day the requested Advance is to be made.

         2.5 Interest: The unpaid principal balance of cash Advances under the
Revolving Credit shall bear interest, subject to the terms hereof, at the per annum rate equal to the Base Rate, with a floor of 4%. Changes in the interest rate applicable to the Revolving Credit shall become effective on the same day that there is a change in the Base Rate. Interest on the Revolving Credit shall be payable monthly, in arrears, on the first day of each calendar month, beginning on the first day of the first full calendar month after the Closing
Date.

         2.6 Additional Interest Provisions:

             a. Interest on the Loans shall be calculated on the basis of a year of three hundred sixty (360) days but charged for the actual number of days elapsed.

             b. After the occurrence and during the continuance of an Event of
Default hereunder, the per annum effective rate of interest on all outstanding principal under the Loans, shall be increased by three hundred (300) basis points. All such increases may be applied retroactively to the date of the occurrence of the Event of Default. Borrower agrees that the default rate payable to Lender is a reasonable estimate of Lender's damages and is not a penalty.

             c. All contractual rates of interest chargeable on outstanding principal under the Loans shall continue to accrue and be paid even after
Default, an Event of Default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any similar event or occurrence.

             d. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall apply such excess interest received by Lender against other Obligations due under this
Agreement and such rate shall automatically be reduced to the maximum rate permitted by such law.

         2.7 Fees and Charges:

             a. Borrower shall pay to Lender a fee in the amount of (i) two percent (2%) per annum of the face amount of each standby Letter of Credit issued by Lender if such standby Letter of Credit is non-cash secured, or one percent (1%) per annum of the face amount of each standby Letter of Credit issued by Lender if such standby Letter of Credit is fully cash secured. Such fee shall be payable quarterly in arrears on the first day of each calendar quarter and at the expiration or

                                       11

termination of the standby Letter of Credit. In addition, Borrower shall pay to
Lender, upon billing therefor, all of Lender's standard commissions for the issuance of banker's acceptances and standard charges for issuance, amendment, extension and cancellation of the standby Letter of Credit. All such fees and charges are referred to herein collectively as the "L/C Fees."

             b. Borrower shall unconditionally pay to Lender a late charge equal to five percent (5%) of any and all payments of principal or interest on the
Loans that are not paid within fifteen (15) days of the due date, after notice is provided by the Lender. Such late charge shall be due and payable regardless of whether Lender has accelerated the Obligations. Borrower agrees that any late fee payable to Lender is a reasonable estimate of Lender's damages and is not a penalty.

             c. At Closing, Lender shall have fully earned and Borrower shall unconditionally pay to Lender, a non-refundable fee with respect to the
Revolving Credit ("Revolving Credit Closing Fee") of Twenty-Five Thousand
Dollars ($25,000.00).

         2.8 Prepayments: Borrower may prepay the Revolving Credit in whole or in part at any time or from time to time, without penalty or premium. Any prepayment shall be accompanied by all accrued and unpaid interest.

         2.9 Use of Proceeds: The extensions of credit under and proceeds of the
Revolving Credit shall be used for working capital and general corporate purposes.

         2.10 Capital Adequacy: If any present or future law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which Lender allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the opinion of Lender, the rate of return on Lender's capital with regard to the Loans is reduced to a level below that which Lender could have achieved but for such circumstances, then in such case and upon notice from Lender to Borrower, from time to time,
Borrower shall pay Lender such additional amount or amounts as shall compensate
Lender for such reduction in Lender's rate of return. Such notice shall contain the statement of Lender with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrower. In determining such amount, Lender may use any reasonable method of averaging and attribution that it deems applicable.

SECTION III. COLLATERAL

         3.1 Collateral: As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in this
Agreement and the other Loan Documents, Borrower hereby assigns and grants to
Lender, a continuing Lien on and security interest in, upon the following
Property, all whether now owned or hereafter acquired, created or arising and wherever located:

             a. Accounts - All Accounts;

             b. Inventory - All Inventory; and

             c. Proceeds - The Proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing property described in clauses (a) and (b).

                                       12

         3.2 Lien Documents: At Closing and thereafter as Lender deems necessary, Borrower shall execute and/or deliver to Lender, or have executed and delivered (all in form and substance satisfactory to Lender and its counsel):

             a. Financing statements pursuant to the UCC, which Lender may file in the jurisdiction where Borrower is organized and in any other jurisdiction that Lender deems appropriate;

             b. Any other agreements, documents, instruments and writings reasonably required by Lender to evidence, perfect or protect the Liens and security interests in the Collateral; excluding though amendments that add additional collateral without Borrower's consent in writing in each instance.

         3.3 Other Actions:

             a. All items for which Lender must receive possession to obtain a perfected security interest, including without limitation, all notes, stock powers, letters of credit, certificates and documents of title, Chattel Paper,
Warehouse Receipts, Instruments, and any other similar instruments constituting
Collateral.

             b. Lender is hereby authorized to file financing statements and amendments to financing statements without Borrower's signature, in accordance with the UCC. Borrower hereby authorizes Lender to file all such financing statements and amendments to financing statements describing the Collateral in any filing office as Lender, in its sole discretion may determine, but specifically excluding amendments that add additional collateral to the collateral description therein.

         3.4 Searches, Certificates:

             a. Lender shall, prior to or at Closing, and thereafter as Lender may determine from time to time, at Borrower's expense, obtain the following searches (the results of which are to be consistent with the warranties made by
Borrower in this Agreement):

                i. UCC searches with the Secretary of State and local filing office of each state where Borrower is organized, maintains its executive office, a place of business, or assets; and

                ii. Judgment, state and federal tax lien and corporate tax lien searches, in all applicable filing offices of each state searched under subparagraph (i) above.

             b. Borrower shall, prior to or at Closing and at its expense, obtain and deliver to Lender good standing certificates showing Borrower to be in good standing in its state of organization and in each other state in which it is doing and presently intends to do business for which qualification is required.

         3.5 Landlord's and Warehouseman's Waivers: Borrower will cause each owner of any premises occupied by Borrower or to be occupied by Borrower and each warehouseman of any warehouse, where, in either event Collateral is held, to execute and deliver to Lender an instrument, in form and substance satisfactory to Lender, under which such owner(s) or warehouseman

                                       13

subordinates its/his/their interests in and waives its/his/their right to distrain on or foreclose against the Collateral and agrees to allow Lender to remain on such premises to dispose of or deal with any Collateral located thereon.

         3.6 Filing Security Agreement: A carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

         3.7 Power of Attorney: Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for
Borrower (without requiring any of them to act as such) with full power of substitution to do the following (but only effective upon the occurrence and during the continuance of an Event of Default): (a) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower and constitute collections on
Borrower's Accounts or proceeds of other Collateral; (b) execute and/or file in the name of Borrower any financing statements, schedules, assignments, instruments, documents and statements that Borrower is obligated to give Lender hereunder or is necessary to perfect (or continue or evidence the perfection of such security interest or Lien) Lender's security interest or Lien in the
Collateral; and (c) during the continuance of an Event of Default, do such other and further acts and deeds in the name of Borrower that Lender may reasonably deem necessary or desirable to enforce any Account or other Collateral.

SECTION IV. CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

         Closing under this Agreement is subject to the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Lender and Lender's counsel):

         4.1 Resolutions, Opinions, and Other Documents: Borrower shall have delivered, or caused to be delivered to Lender the following:

             a. this Agreement, the Note and each of the other Loan Documents all properly executed;

             b. financing statements and each of the other documents to be executed and/or delivered by Borrower or any other Person pursuant to this
Agreement;

             c. certified copies of (i) resolutions of Borrower's and Surety's boards of directors or managing members (as applicable) authorizing the execution, delivery and performance of this Agreement, the Note and each of the other Loan Documents required to be delivered by any Section hereof, and (ii)
Borrower's and Surety's articles or certificate of incorporation and by-laws or certificate of formation and operating agreement, as applicable;

             d. an incumbency certificate for Borrower identifying all
Authorized Officers, with specimen signatures and an incumbency certificate for
Surety identifying all individuals authorized to execute a Surety Agreement with specimen signatures;

             e. a written opinion of Borrower's and Surety's independent counsel addressed to Lender and opinions of such other counsel as Lender deems reasonably necessary;

                                       14

             f. a collateral audit of Borrower's assets, liabilities, books and records, satisfactory in all respects to Lender;

             g. such financial statements, reports, certifications and other operational information as Lender may reasonably require, satisfactory in all respects to Lender;

             h. certification by the Vice President-Controller of Borrower that since September 30, 2004 no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect;

             i. payment by Borrower of all fees including, without limitation,
Revolving Credit Closing Fee, and Expenses associated with the Loans;

             j. Searches and certificates required under Section 3.4; and

             k. such other documents reasonably required by Lender.

         4.2 Absence of Certain Events: At the Closing Date, no Default or Event
of Default hereunder shall have occurred and be continuing.

         4.3 Warranties and Representations at Closing: The warranties and representations contained in Section 5 as well as any other Section of this
Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date, except, in all cases, to the extent that such warranties and representations speak as of a specific date, in which case they shall be deemed to have been made again on and as of the Closing Date but speak only as of such specific date, Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

         4.4 Compliance with this Agreement: Borrower shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein, including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by Borrower before or at the Closing Date.

         4.5 Officers' Certificate: Lender shall have received a certificate dated the Closing Date and signed by the chief financial officer of Borrower certifying that all of the conditions specified in this Sections 4.2, 4.3 and
4.4 hereof have been fulfilled in all material respects.

         4.6 Closing: Subject to the conditions of this Section, the Loans shall be made available on such date (the "Closing Date") and at such time as may be mutually agreeable to the parties contemporaneously with the execution hereof
("Closing") at the Lender's counsel's offices.

         4.7 Waiver of Rights: By completing the Closing hereunder, or by making
Advances hereunder, Lender does not thereby waive a breach of any warranty or representation made by Borrower hereunder or under any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.

         4.8 Conditions for Future Advances: The making of Advances under the
Revolving Credit in any form following the Closing Date is subject to the following conditions precedent (all

                                       15

instruments, documents and agreements to be in form and substance reasonably satisfactory to Lender and its counsel) following the Closing Date:

             a. This Agreement and each of the other Loan Documents shall be effective;

             b. No event or condition shall have occurred or become known to
Borrower, or would result from the making of any requested Advance, which could reasonably be expected to have a Material Adverse Effect;

             c. No Default or Event of Default then exists or after giving effect to the making of the Advance would exist;

             d. Each Advance is within and complies with the terms and
conditions of this Agreement including, without limitation, the notice provisions contained in Section 2.4 hereof;

             e. No Lien (other than a Permitted Lien) has been imposed on any of the Collateral; and

             f. Each representation and warranty set forth in Section 5 and any other Loan Document in effect at such time (as amended or modified from time to time) is then true and correct in all material respects as if made on and as of such date except to the extent such representations and warranties are made only as of a specific earlier date, in which event such representations and warranties shall speak only as of such specific earlier date.

SECTION V. REPRESENTATIONS AND WARRANTIES

         To induce Lender to complete the Closing and make the initial Advances under the Revolving Credit and Loans to Borrower, Borrower warrants and represents to Lender that:

         5.1 Corporate Organization and Validity:

             a. Borrower (i) is a corporation, organized and validly existing under the laws of the state of Delaware, (ii) has the appropriate corporate power and authority to operate its business and to own its Property, and (iii)
is qualified and in good standing and has lawful power and authority to engage in the business it conducts in New York and in each state where the nature and extent of its business requires qualification, except where the failure to so qualify does not and could not reasonably be expected to have a Material Adverse
Effect. A list of all states and other jurisdictions where Borrower is qualified to do business is shown on Schedule "5.1" attached hereto and made part hereof.

             b. The making and performance of this Agreement and the other Loan
Documents will not violate any law, government rule or regulation, court or administrative order or other such order, or the charter or bylaw provisions of
Borrower, or violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument to which Borrower is a party, or by which Borrower is bound, the violation of which could reasonably be expected to have a Material Adverse Effect. Borrower is not in violation of any term of any agreement or instrument to which it is a party or by which it may be bound which violation had or could reasonably be expected to have a Material
Adverse Effect, or of its charter or bylaw provisions.

                                       16

             c. Borrower has all requisite corporate power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, and the other Loan Documents as applicable.

             d. This Agreement, the Note and all of the other Loan Documents, when executed and delivered by Borrower, will be valid and binding upon
Borrower, and enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         5.2 Places of Business: The only places of business of Borrower, and the principal places where Borrower keeps and intends to keep its Property, are at the addresses shown on Schedule "5.2" attached hereto and made part hereof.

         5.3 Pending Litigation: There are no judgments or judicial or administrative orders or proceedings pending, or to the knowledge of Borrower, threatened, against Borrower in any court or before any Governmental Authority except as shown on Schedule "5.3" attached hereto and made part hereof or matters which are covered by insurance. To the knowledge of Borrower, there are no investigations (civil or criminal) pending or threatened against Borrower in any court or before any Governmental Authority. Borrower is not in default with respect to any order of any Governmental Authority. To the knowledge of
Borrower, no executive officer of Borrower has been indicted in connection with or convicted of engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or under investigation in connection with any anti-racketeering or other conduct or activity which may result in the forfeiture of any property to any Governmental Authority.

         5.4 Title to Properties: Borrower has good title in fee simple (or its equivalent under applicable law) to all the Property it purports to own, as of the date hereof free from Liens and free from the claims of any other Person, except for Permitted Liens.

         5.5 Governmental Consent: The execution and delivery of this Agreement, the Note or any other Loan Documents does not require a consent, approval or authorization of, or filing, registration or qualification with, any
Governmental Authority on the part of Borrower.

         5.6 Taxes: All tax returns required to be filed by Borrower in any jurisdiction have been filed, and all taxes, assessments, fees and other governmental charges upon Borrower, or upon any of its Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP. Borrower is not aware of any proposed additional tax assessment or tax to be assessed against or applicable to Borrower.

         5.7 Financial Statements: The annual audited consolidated balance sheet of Borrower as of June 30, 2004, and the related statements of profit and loss, stockholders' equity and cash flow as of such date accompanied by reports thereon from Borrower's independent certified public accountants (complete copies of which have been delivered to Lender), have been prepared in accordance with GAAP and present fairly the financial position of Borrower as of such dates and the results of its operations for such periods. The fiscal year for Borrower currently ends on June

                                       17

30, 2004. Borrower's federal tax identification number and state organizational identification number for UCC purposes are as shown on Schedule "5.7" attached hereto and made part hereof.

         5.8 Full Disclosure: There is no fact known to Borrower which has not been disclosed in writing to Lender which has had or could reasonably be expected to have a Material Adverse Effect.

         5.9 Subsidiaries: Borrower does not have any Subsidiaries or
Affiliates, except as shown on Schedule "5.9" attached hereto and made part hereof.

         5.10 Investments, Guarantees, Contracts, etc.:

             a. Borrower does not own or hold equity or long term debt
investments in, or have any outstanding advances to, any other Person, except as shown on Schedule "5.10(a)," attached hereto and made part hereof.

             b. Borrower has not entered into any material leases for real or personal Property (whether as landlord or tenant or lessor or lessee), except as shown on Schedule "5.10(b)," attached hereto and made part hereof.

             c. Except as otherwise specifically provided in this Agreement,
Borrower has not agreed or consented to cause or permit any of the Collateral, whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise), to a Lien not permitted by this
Agreement.

         5.11 Government Regulations, etc.:

             a. The use of the proceeds of and Borrower's issuance of the Note will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T and X of the
Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.
Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U.

             b. Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its Property and for the conduct of its business, the failure of which to obtain could reasonably be expected to have a Material Adverse Effect.

             c. As of the date hereof, no employee benefit plan ("Pension
Plan"), as defined in Section 3(2) of ERISA, maintained by Borrower or under which Borrower could have any liability under ERISA (i) has failed to meet the minimum funding standards established in Section 302 of ERISA (if applicable),
(ii) has failed to comply in a material respect with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, (iii) has engaged in or been involved in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue
Code which would subject Borrower to any material liability, or (iv) has been terminated if such termination would subject Borrower to any material liability.
Borrower has not assumed, or received notice of a claim asserted against
Borrower for, withdrawal liability (as defined in Section 4207 of ERISA) with respect to any multi employer pension plan and is not a member of any Controlled
Group (as defined in ERISA). Borrower does

                                       18

not participate in any multi employer pension plan. All Pension Plans are shown on Schedule "5.11(c)" attached hereto and made part hereof.

             d. Borrower is not in violation of or receipt of written notice that it is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof,
(including, without limitation, Environmental Laws or government procurement regulations), a violation of which could reasonably be expected to cause a
Material Adverse Effect.

             e. Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar agency and is in compliance in all material respects with all applicable rules and regulations of such commissions, the failure of which to be in compliance with could reasonably be expected to have a Material Adverse Effect.

         5.12 Business Interruptions: Within five (5) years prior to the date hereof, none of the business, Property or operations of Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against Borrower. There are no pending or, to Borrower's knowledge, threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting
Borrower. No labor contract of Borrower is scheduled to expire prior to the
Revolving Credit Maturity Date.

         5.13 Names and Intellectual Property:

             a. Within five (5) years prior to the Closing Date, Borrower has not conducted business under or used any other name (whether corporate or assumed) except for the names shown on Schedule "5.13(a)" attached hereto and made part hereof. Borrower, or one of its Subsidiaries', is the sole owner of all names listed on such Schedule "5.13(a)" and any and all business done and all invoices issued in such trade names are Borrower's, or one of its
Subsidiaries', sales, business and invoices. Each trade name of Borrower represents a division or trading style of Borrower and not a separate Subsidiary or Affiliate or independent entity.

             b. Borrower owns or has adequate rights to use all trademarks, service marks, patents or copyrights which are material to Borrower's business.
To Borrower's knowledge, Borrower is not in violation of any rights of any other
Person with respect to such Property.

         5.14 Other Associations: Borrower is not engaged and has no interest in any joint venture or partnership with any other Person except as shown on
Schedule "5.14," attached hereto and made part hereof.

         5.15 Environmental Matters: Except as shown on Schedule "5.15,"
attached hereto and made part hereof:

             a. To the best of Borrower's knowledge after due inquiry, no
Property presently owned, leased or operated by Borrower contains, or has previously contained, any Hazardous Substances in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

             b. To the best of Borrower's knowledge after due inquiry, (i)
Borrower is in compliance in all material respects, and, for the duration of all applicable statutes of limitations

                                       19

periods, has been in compliance in all material respects with all applicable
Environmental Laws, and (ii) there is no contamination at, under or about any properties presently owned, leased, or operated by Borrower or violation of any
Environmental Law with respect to such properties which could reasonably be expected to materially interfere with any of their continued operations or reasonably be expected to materially impair the fair saleable value thereof.

             c. Borrower has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws and Borrower has no knowledge that any such notice will be received or is being threatened.

             d. Hazardous Substances have not been transported or disposed of in a manner or to a location which are reasonably likely to give rise to liability of Borrower under any Environmental Law.

             e. No judicial proceeding or governmental or administrative action is pending, or to the knowledge of Borrower, threatened under any Environmental
Law to which Borrower is, or to Borrower's knowledge will be, named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding, the implementation of which is reasonably likely to have a Material Adverse Effect on Borrower's business, financial condition or
Property under any Environmental Law.

         5.16 Regulation O: No director, executive officer or principal shareholder of Borrower is a director, executive officer or principal shareholder of Lender. For the purposes hereof the terms "director" "executive officer" and "principal shareholder" (when used with reference to Lender), have the respective meanings assigned thereto in Regulation O issued by the Board of
Governors of the Federal Reserve System.

         5.17 Capital Stock: The authorized and outstanding Capital Stock of
Borrower is as shown on Schedule "5.17" attached hereto and made part hereof.
All of the Capital Stock of Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all
Federal and state laws and the rules and regulations of all Governmental
Authorities governing the sale and delivery of securities. Except for the rights and obligations shown on Schedule "5.17," there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which Borrower or any of the shareholders of Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its Capital Stock or any pre-emptive rights held by any Person with respect to the shares of Capital Stock of Borrower. Except as shown on Schedule "5.17," Borrower has not issued any securities convertible into or exchangeable for shares of its Capital Stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

         5.18 Solvency: After giving effect to the transactions contemplated under this Agreement, Borrower is solvent, is able to pay its debts as they become due, and has capital sufficient to carry on its business and all businesses in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay Borrower's debts. Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Loan Documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

                                       20

         5.19 Perfection and Priority: This Agreement and the other Loan
Documents are effective to create in favor of Lender legal, valid and enforceable Liens in all right, title and interest of Borrower in the
Collateral, and when financing statements have been filed in the offices of the jurisdictions shown on Schedule "5.19," attached hereto and made part hereof under Borrower's name, Borrower will have granted to Lender, and Lender will have perfected first priority Liens in the Collateral.

         5.20 Intentionally Deleted Prior to Execution

         5.21 Intentionally Deleted Prior to Execution

         5.22 Deposit Accounts: All Deposit Accounts of Borrower as of the date hereof are shown on Schedule "5.22," attached hereto and made part hereof.

SECTION VI. BORROWER'S AFFIRMATIVE COVENANTS

         Borrower covenants that, until all of the Obligations are paid and satisfied in full and the Revolving Credit has been terminated:

         6.1 Payment of Taxes and Claims: Borrower shall pay, before they become delinquent, all taxes, assessments and governmental charges, or levies imposed upon it, or upon Borrower's Property, and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons, entitled to the benefit of statutory or common law Liens which, in any case, if unpaid, would result in the imposition of a Lien upon its Property; provided however, that
Borrower shall not be required to pay any such tax, assessment, charge, levy, claim or demand if the amount, applicability or validity thereof, shall at the time, be contested in good faith and by appropriate proceedings by Borrower, and if Borrower shall have set aside on its books adequate reserves in respect thereof, if so required in accordance with GAAP; which deferment of payment is permissible so long as no Lien other than a Permitted Lien has been entered and
Borrower's title to, and its right to use, its Property are not materially adversely affected thereby.

         6.2 Maintenance of Properties and Corporate Existence:

             a. Property - Borrower shall maintain its Property in good condition (normal wear and tear excepted) make all necessary renewals, replacements, additions, betterments and improvements thereto and will pay and discharge when due the cost of repairs and maintenance to its Property, and will pay all rentals when due for all real estate leased by Borrower.

             b. Property Insurance, Public and Products Liability Insurance -
Borrower shall maintain insurance (i) on all insurable tangible Property
(including, without limitation, the Collateral) against fire, flood, casualty and such other hazards (including, without limitation, extended coverage, workmen's compensation, boiler and machinery, with inflation coverage by endorsement), and (ii) against public liability, product liability and business interruption, in each case in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as
Borrower. At or prior to Closing, Borrower shall furnish Lender with duplicate original policies of insurance or such other evidence of insurance as Lender may require, and any certificates of insurance shall be issued on Acord Form-27. In the event Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance,
Lender may do so for Borrower, but Borrower shall continue to be liable for the same. The policies of all casualty insurance covering the Collateral shall contain standard Lender's Loss

                                       21

Payable Clauses (and, with respect to liability and interruption insurance, additional insured clauses) issued in favor of Lender under which all losses thereunder shall be paid to Lender as Lender's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Lender and shall insure Lender notwithstanding the act or neglect of Borrower. Borrower hereby appoints Lender as Borrower's attorney-in-fact, exercisable at Lender's option to endorse any check which may be payable to Borrower in order to collect the proceeds of such insurance. Unless an Event of Default shall have occurred and be continuing, and any amount or amounts collected by Lender pursuant to the provisions of this Section shall be applied to repair or replace the Collateral damaged or destroyed by any casualty. If an Event of Default shall have occurred and be continuing, or if Borrower notified Lender that the repair or replacement of any damaged or destroyed Collateral is not necessary to its business, amounts so collected by Lender may be applied by Lender, in its sole discretion, to any
Obligations. Borrower further covenants that all insurance premiums owing under its current policies have been paid. Borrower shall notify Lender, immediately, upon Borrower's receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

             c. Financial Records - Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.
Borrower shall not change its fiscal year end date without the prior written consent of Lender.

             d. Corporate Existence and Rights - Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing, rights and franchises.

             e. Compliance with Laws - Borrower shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local (including, without limitation, Environmental Laws and government procurement regulations), and shall obtain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, the violation of which, or the failure of which to obtain, could reasonably be expected to cause a Material
Adverse Effect. Borrower shall timely satisfy all assessments, fines, costs and penalties imposed (after exhaustion of all appeals, provided a stay has been put in effect during such appeal) by any Governmental Authority against Borrower or any Property of Borrower.

         6.3 Business Conducted: Borrower shall continue in the business presently operated by it using commercially reasonable efforts to maintain its customers and goodwill. Borrower shall not engage, directly or indirectly, in any material respect in any line of business substantially different from the businesses conducted by Borrower immediately prior to the Closing Date.

         6.4 Litigation: Borrower shall give prompt notice to Lender of any litigation claiming in excess of $250,000.00 from Borrower, or which may otherwise have a Material Adverse Effect.

         6.5 Issue Taxes: Borrower shall pay all taxes (other than taxes based upon or measured by any Lender's income or revenues or any personal property tax), if any, in connection with the issuance of the Note and the recording of any Lien documents. The obligations of Borrower hereunder shall survive the payment of Borrower's Obligations hereunder and the termination of this
Agreement.

                                       22

         6.6 Bank Accounts: Borrower shall maintain its major operating account(s) with Lender.

         6.7 Employee Benefit Plans: Borrower shall (a) if applicable, fund all of its Pension Plan(s) in a manner that will satisfy the minimum funding standards of Section 302 of ERISA, (b) furnish Lender, promptly upon Lender's request, with copies of all reports or other statements filed with the United
States Department of Labor, the PBGC or the IRS with respect to all Pension
Plan(s), or which Borrower, may receive from the United States Department of
Labor, the IRS or the PBGC, with respect to all such Pension Plan(s), and (c)
promptly advise Lender of the occurrence of any reportable event (as defined in
Section 4043 of ERISA, other than a reportable event for which the thirty (30)
day notice requirement has been waived by the PBGC) or prohibited transaction
(under Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any such Pension Plan(s) and the action which Borrower proposes to take with respect thereto.

         6.8 Financial Covenants: Borrower shall maintain and comply with the following financial covenants:

             a. Tangible Net Worth - Borrower shall maintain at all times
Tangible Net Worth of not less than $47,000,000, to be tested quarterly based upon the financial statements required to be submitted hereunder.

             b. Leverage Ratio - Borrower shall maintain a Leverage Ratio of not more than .5 to 1.0, measured as of each fiscal quarter end.

         6.9 Financial and Business Information: Borrower shall deliver or cause to be delivered to Lender the following:

             a. Financial Statements and Collateral Reports: within ninety (90)
days after the end of each fiscal year, a 10K Report of the Borrower and its
Consolidated Subsidiaries as of the end of such year, fairly presenting
Borrower's and its Consolidated Subsidiaries' financial position, which statements will consist of a balance sheet and related statements of income, retained earnings, and cash flow covering the period of the Borrower's immediately preceding fiscal year, and which will be prepared by Borrower and audited by independent certified public accountants satisfactory to the Lender.
At the same time, the Borrower will deliver to the Lender a covenant compliance certificate, in form and substance satisfactory to the Lender. In addition, the
Borrower will deliver to the Lender, within sixty (60) days after the first, second and third fiscal quarter of each fiscal year, a 10Q Report of Borrower and its Consolidated Subsidiaries. All such financial statements shall be accompanied by a certification by the chief financial officer of the Borrower that the statements have been prepared in accordance with GAAP.

             b. Notice of Event of Default - promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of
Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action Borrower is taking (and proposes to take)
with respect thereto; and

             c. Notice of Claimed Default - promptly upon receipt by Borrower, notice of default, oral or written, given to Borrower by any creditor for
Indebtedness for borrowed money or other long-term Indebtedness of Borrower in excess of $250,000.00.

             d. Securities and Other Reports - if Borrower shall be required to file reports

                                       23

with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d)
of the Securities Exchange Act of 1934, as amended, promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by Borrower to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

         6.10 Audits and Inspection: Borrower shall permit any of Lender's officers or other representatives to visit and inspect upon reasonable notice during business hours any of the locations of Borrower, to examine and audit all of Borrower's books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its executive officers and independent certified public accountants
Lender's reasonable out-of-pocket expenses (all of which amounts shall be
Expenses); provided that, Lender shall not, unless an Event of Default occurs and is continuing, conduct more than one (1) audit per year. Borrower shall be responsible for Lender's reasonable out-of-pocket expenses in connection with any such audit (which out-of-pocket expenses shall constitute Expenses).

         6.11 Intentionally Deleted Prior to Execution

         6.12 Intentionally Deleted Prior to Execution

         6.13 Information to Participant: Lender may divulge to any participant, assignee or co-lender or prospective participant, assignee or co-lender it may obtain in the Revolving Credit or any portion thereof, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents, provided that Lender notifies Borrower prior to such disclosure and, if requested by Borrower, such Person executes a confidentiality agreement acceptable to Borrower.

         6.14 Material Adverse Developments: Borrower agrees that immediately upon becoming aware of any development or other information outside the ordinary course of business and excluding matters of a general economic, financial or political nature which would reasonably be expected to have a Material Adverse
Effect it shall give to Lender telephonic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Lender on the same day such verbal communication is made or the next Business Day thereafter.

         6.15 Places of Business: Borrower shall give thirty (30) days prior written notice to Lender of any changes in the location of any of its respective places of business, of the places where records concerning its Accounts or where its Inventory are kept, or the establishment of any new, or the discontinuance of any existing place of business.

         6.16 Intentionally Deleted Prior To Execution

         6.17 Intentionally Deleted Prior To Execution

         6.18 Out of Debt. Borrower agrees that there shall be at least one period of thirty (30) consecutive days during the period commencing on the
Closing Date and ending on the Revolving Credit Maturity Date during which aggregate Advances under the Revolving Credit shall be zero.

         6.19 Additional Guaranties. Upon formation or creation, each new
Domestic Subsidiary

                                       24

shall enter into a Surety Agreement and a Security Agreement in the forms entered into by Surety granting a first perfected security interest in favor of
Lender in all of such Domestic Subsidiary's Accounts and Inventory and the
Proceeds thereof.

         6.20 Intentionally Deleted Prior to Execution

SECTION VII. BORROWER'S NEGATIVE COVENANTS:

         Borrower covenants, that until all of the Obligations are paid and satisfied in full and the Revolving Credit has been terminated, without Lender's prior consent:

         7.1 Merger, Consolidation, Dissolution or Liquidation:

             a. Borrower shall not engage in any Asset Sale after giving effect to which Borrower would be in violation of Section 6.8 hereof.

             b. Borrower shall not (i) merge or consolidate with any other
Person unless after giving effect to such merger or consolidation the stockholders or Borrower prior to such merger or consolidation own a majority of the outstanding capital stock of the surviving entity and Borrower is not otherwise in violation of any covenant or condition contained in this Agreement, or (ii) engage in a dissolution or liquidation.

         7.2 Acquisitions: Borrower shall not acquire all or a material portion of the Capital Stock or assets of any Person in any transaction or in any series of related transactions or enter into any sale and leaseback transaction, unless after giving effect to such transaction or transactions Borrower is still in compliance with all of the covenants and conditions contained in this Agreement.

         7.3 Liens and Encumbrances: Borrower shall not cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), the Collateral whether now owned or hereafter acquired, to be subject to a Lien or be subject to any claim, except for Permitted Liens.

         7.4 Transactions With Affiliates or Subsidiaries:

             a. Borrower shall not enter into any transaction with any
Subsidiary or other Affiliate, including, without limitation, the purchase, sale, or exchange of Property, or the loaning or giving of funds to any
Affiliate or any Subsidiary unless: (i) such Subsidiary or Affiliate is engaged in a business substantially related to the business conducted by Borrower and the transaction is pursuant to the reasonable requirements of Borrower's business and (A) consistent with past practice between Borrower and such
Subsidiary or Affiliate, or (B) upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm's length transactions with any Person not an Affiliate or a Subsidiary, and so long as such transaction is not prohibited hereunder; or (ii) such transaction is intended for administrative purposes.

             b. Borrower shall not create or acquire any Consolidated Subsidiary unless upon creation or acquisition Borrower remains in compliance with the covenants and conditions contained in this Agreement and, if such Consolidated
Subsidiary is a Domestic Subsidiary, such Domestic Subsidiary shall enter into a
Surety Agreement and a Security Agreement in the forms entered into by Surety wherein such Domestic Subsidiary grants to Lender a security interest in all of such Domestic Subsidiary's Accounts and Inventory and the Proceeds thereof.

                                       25

         7.5 Guarantees: Excepting the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, Borrower shall not become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future Indebtedness of any kind of any Person other than its Consolidated Subsidiaries.

         7.6 Intentionally Deleted Prior to Execution

         7.7 Intentionally Deleted Prior to Execution

         7.8 Use of Lenders' Name: Borrower shall not use Lender's name in connection with any of its business operations. Nothing herein contained is intended to permit or authorize Borrower to make any contract on behalf of
Lender.

         7.9 Miscellaneous Covenants:

             a. Borrower shall not become or be a party to any contract or agreement which at the time of becoming a party to such contract or agreement materially impairs Borrower's ability to perform under this Agreement, or which results in a breach or violation under any other instrument, agreement or document to which Borrower is a party or by which it is or may be bound, the breach or violation of which can reasonably be expected to have a Material
Adverse Effect.

             b. Borrower shall not carry or purchase any "margin stock" within the meaning of Regulations U, T or X of the Board of Governors of the Federal
Reserve System, 12 C.F.R., Chapter II.

         7.10 Jurisdiction of Organization: If a Registered Organization,
Borrower shall not change its jurisdiction of organization.

SECTION VIII. DEFAULT

         8.1 DEFAULT

         8.2 Events of Default: Each of the following events shall constitute an event of default ("Event of Default"):

             a. Payments - if Borrower fails to make any payment of principal or interest, including any Overadvance, under the Obligations within five (5)
Business Days after the date such payment is due and payable; or

             b. Other Charges - if Borrower fails to pay any other charges, fees, Expenses or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement within five (5) Business Days after the date such payment is due and payable; or

             c. Particular Covenant Defaults - if Borrower fails to perform, comply with or observe any covenant or undertaking contained in this Agreement and (other than with respect to the covenants contained in Section 6.8 and
Sections 7.1, 7.2 and 7.8 for which no cure period shall exist), such failure continues for fifteen (15) days after the occurrence thereof; or

                                       26

             d. Financial Information - if any statement, report, financial statement, or certificate made or delivered by Borrower or any of its officers, employees or agents, to Lender is not true and correct, in all material respects, when made; or

             e. Uninsured Loss - if there shall occur any uninsured damage to or loss, theft, or destruction in excess of Two Hundred and Fifty Thousand Dollars
($250,000.00) in the aggregate with respect to any portion of any Property of
Borrower; or

             f. Warranties or Representations - if any warranty, representation or other statement by or on behalf of Borrower contained in this Agreement, any of the other Loan Documents or in any other document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false or misleading in any material respect when made; or

             g. Agreements with Others - (i) if Borrower shall default beyond any grace period in the payment of principal or interest of any Indebtedness of
Borrower in excess of Two Hundred and Fifty Thousand Dollars ($250,000.00) in
the aggregate; or (ii) if Borrower otherwise defaults under the terms of any such Indebtedness if the effect of such default is to enable the holder of such
Indebtedness to accelerate the payment of Borrower's obligations, which are the subject thereof, prior to the maturity date or prior to the regularly scheduled date of payment;

             h. Other Agreements with Lender - if Borrower breaches or violates in any material respect the terms of, or if a default (and expiration of any applicable cure period), or an Event of Default occurs under any other existing or future material agreement (related or unrelated) (including, without limitation, the other Loan Documents) between Borrower and Lender; or

             i. Judgments - if any final judgment for the payment of money in excess of Two Hundred and Fifty Thousand Dollars ($250,000.00) in the aggregate
(i) which is not covered by insurance, or (ii) for which Borrower has not established a cash or cash equivalent reserve in the full amount of such judgment, shall be rendered by a court of record against Borrower and such judgment shall continue unsatisfied and in effect for a period of thirty (30)
consecutive days without being vacated, discharged, satisfied or bonded pending appeal; or

             j. Assignment for Benefit of Creditors, etc. - if Borrower makes or proposes in writing, an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower; or

             k. Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of Borrower, or the commencement of any proceeding to avoid any transaction entered into by Borrower, or the commencement of any case or proceeding for reorganization or liquidation of
Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against Borrower; provided however, that Borrower shall have thirty (30) days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such thirty (30) day period, Lender shall not be obligated to make Advances hereunder and Lender may seek adequate protection in any bankruptcy proceeding; or

             l. Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for any Borrower or for
Borrower's Property having a value in excess

                                       27

of Two Hundred and Fifty Thousand Dollars ($250,000.00) in the aggregate; or

             m. Execution Process, etc. - the issuance of any execution or distraint process against any Property of Borrower having a value in excess of
Two Hundred and Fifty Thousand Dollars ($250,000.00) in the aggregate; or

             n. Termination of Business - if Borrower ceases any material portion of its business operations as presently conducted; or

             o. Pension Benefits, etc. - if Borrower fails to comply with ERISA so that proceedings are commenced to appoint a trustee under ERISA to administer
Borrower's employee plans or the PBGC institutes proceedings to appoint a trustee to administer such plan(s), or a Lien is entered to secure any deficiency or claim or a "reportable event" as defined under ERISA occurs; or

             p. Intentionally Deleted Prior to Execution

             q. Change of Control - if there shall occur a Change of Control; or

             r. Surety Agreement - if any breach or default occurs under the
Surety Agreement, if any Surety dies, or if the Surety Agreement, or any obligation to perform thereunder is terminated; or

             s. Liens - if any Lien in favor of Lender shall cease to be valid, enforceable and perfected and prior to all other Liens other than Permitted
Liens or if Borrower or any Governmental Authority shall assert any of the foregoing; or

             t. Intentionally Deleted Prior to Execution

             u. Other Loan Documents - if any Affiliate of Borrower who is a
party to a Loan Document breaches or violates any material term, provision or condition of such Loan Document.

         8.3 Cure: Nothing contained in this Agreement or the Loan Documents shall be deemed to compel Lender to accept a cure of any Event of Default hereunder.

         8.4 Rights and Remedies on Default:

             a. In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of a Default or an Event of Default, Lender may, in its discretion, withhold or cease making
Advances under the Revolving Credit.

             b. In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default Lender may, in its discretion, terminate the Revolving Credit and declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in Sections 8.1
(i), (j) or (k) shall

                                       28

automatically cause an acceleration of the Obligations).

             c. In addition to all other rights, options and remedies granted or available to Lender, under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), upon or at any time after the occurrence and during the continuance of an Event of Default, Borrower shall be obligated to deliver and pledge to Lender, cash collateral in the amount of all outstanding Letters of Credit.

             d. In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the acceleration of the Obligations following the occurrence of an Event of Default (other than the rights with respect to clause
(iv) below which Lender may exercise at any time after an Event of Default and regardless of whether there is an acceleration), Lender may, in its discretion, exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an
Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                i. The right to take possession of, send notices regarding and collect directly the Collateral, with or without judicial process (including without limitation the right to notify the United States postal authorities to redirect mail addressed to Borrower to an address designated by Lender); or

                ii. By its own means or with judicial assistance, enter
Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (e) below, without any liability for rent, storage, utilities or other sums, and Borrower shall not resist or interfere with such action; or

                iii. Require Borrower at Borrower's expense to assemble all or any part of the Collateral (other than real estate or fixtures) and make it available to Lender at any place designated by Lender; or

                iv. The right to modify the terms and conditions upon which
Lender may be willing to consider making Advances under the Revolving Credit or to take reserves against the Revolving Credit; or

                v. The right to enjoin any violation of Section 7.1, it being agreed that Lender's remedies at law are inadequate.

             e. Borrower hereby agrees that a notice received by it at least ten
(10) Business Days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.
If permitted by applicable law, any perishable inventory or Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder. Lender shall have no obligation to clean up or prepare the Collateral for sale. If Lender sells any of the
Collateral upon credit, Borrower will only be credited with payments actually made by the purchaser thereof, that are received by Lender. Lender may, in connection with any sale of the Collateral specifically disclaim

                                       29

any warranties of title or the like.

         8.5 Nature of Remedies: All rights and remedies granted Lender hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all
Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence of an Event of Default, may proceed against
Borrower, at any time, under any agreement, with any available remedy and in any order.

         8.6 Set-Off: If any bank account of Borrower with Lender or any participant is attached or otherwise liened or levied upon by any third party,
Lender (and such participant) shall have and be deemed to have, without notice to Borrower, the immediate right of set-off and may apply the funds or amount thus set-off against any of Borrower's Obligations hereunder.

SECTION IX. MISCELLANEOUS

         9.1 Governing Law: THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND
DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE
LAWS OF THE STATE WHERE LENDER'S OFFICE IDENTIFIED IN SECTION 9.8 IS LOCATED.
THE PROVISIONS OF THIS AGREEMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED
TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF
ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL
CONTINUE IN FULL FORCE AND EFFECT.

         9.2 Integrated Agreement: The Note, the other Loan Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

9.3 Waiver: No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any Default, or Event of
Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrower no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

         9.4 Indemnity:

             a. Borrower releases and shall indemnify, defend and hold harmless
Lender and its respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees)
resulting from (i) acts or conduct of Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this
Agreement or the other Loan Documents, (iii) Borrower's failure to comply with any or all laws, statutes, ordinances,

                                       30

governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including without limitation
Environmental Laws, etc.), and (iv) any claim by any other creditor of Borrower against Lender arising out of any transaction whether hereunder or in any way related to the Loan Documents and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting solely from acts or conduct of
Lender constituting willful misconduct or gross negligence.

             b. Promptly after receipt by an indemnified party under subsection
(a) above of notice of the commencement of any action by a third party, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. The omission so to notify the indemnifying party shall relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection only if the indemnifying party is materially prejudiced to defend such actions as a result of such failure to so notify. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

         9.5 Time: Whenever Borrower shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in Borrower's performance under all provisions of this Agreement and all related agreements and documents.

         9.6 Expenses of Lender: At Closing and from time to time thereafter,
Borrower will pay upon demand of Lender all reasonable costs, fees and expenses of Lender in connection with (i) the analysis, negotiation, preparation, execution, administration, delivery and termination of this Agreement, any other
Loan Documents and the documents and instruments referred to herein and therein, and any amendment, amendment and restatement, supplement, waiver or consent relating hereto or thereto, whether or not any such amendment, amendment and restatement, supplement, waiver or consent is executed or becomes effective, search costs and the reasonable fees, expenses and disbursements of counsel for
Lender, (ii) the enforcement of Lender's rights hereunder, or the collection of any payments owing from Borrower under this Agreement and/or the other Loan
Documents or the protection, preservation or defense of the rights of Lender hereunder and under the other Loan Documents, and (iii) any refinancing or restructuring of the credit arrangements provided under this Agreement and other
Loan Documents in the nature of a "work-out" or of any insolvency or bankruptcy proceedings, or otherwise, including the reasonable fees and disbursements of counsel for Lender (collectively, the "Expenses");

         9.7 Brokerage: This transaction was brought about and entered into by
Lender and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrower represents that it has not committed Lender to the payment of any brokerage fee, commission or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder or agent or other person as a result of any act by or on behalf

                                       31

of Borrower, Borrower hereby indemnifies, defends and saves such party harmless against such claim and further will defend, with counsel reasonably satisfactory to Lender, any action or actions to recover on such claim, at Borrower's own cost and expense. Borrower further agrees that, until any such claim or demand is adjudicated in Borrower's favor, the amount demanded shall be deemed an
Obligation of Borrower under this Agreement.

         9.8 Notices:

             a. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person to the person listed below or if sent by certified mail, return receipt requested, or by nationally recognized overnight courier, as follows, unless such address is changed by written notice hereunder:

       If to Lender to:   Commerce Bank, N.A.
                          Greenway Plaza Office Park
                          155 Pinelawn Road
                          Melville, New York
                          Attention: Mr. Peter Brandel, Regional Vice President

       If to Borrower to: American Technical Ceramics Corp.
                          17 Stepar Place
                          Huntington Station, New York  11746
                          Attention: Mr. Andrew Perz, Vice President, Controller

             b. Any notice sent by Lender, or Borrower by any of the above methods shall be deemed to be given when so received.

             c. In addition to the foregoing, requests for Advances may be sent by telecopy or facsimile transmission to Lender pursuant to Section 2.4(b)(ii)
(Facsimile No. (631) 962-7244; Attention: Peter Brandel).

             d. Lender shall be fully entitled to rely upon any telecopy transmission or other writing purported to be sent by any Authorized Officer
(whether requesting an Advance or otherwise) as being genuine and authorized.

         9.9 Headings: The headings of any paragraph or Section of this
Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

         9.10 Survival: All warranties, representations, and covenants made by
Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this
Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Note, regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrower hereunder. Except as otherwise expressly provided herein, all covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until all

                                       32

Obligations are satisfied in full. All indemnification obligations under this
Agreement, including under Sections 9.4 and 9.7, shall survive the termination of this Agreement and payment of the Obligations for a period of one (1) year.

         9.11 Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.
Borrower may not transfer, assign or delegate any of its duties or obligations hereunder. Borrower acknowledges and agrees that Lender may at any time, and from time to time, (a) sell participating interests in the Loans, and Lender's rights hereunder, to other financial institutions, and (b) sell, transfer, or assign the Loans and Lender's rights hereunder and the other Loan Documents, to any one or more additional banks or financial institutions, subject (as to
Lender's rights under this clause (b)) to Borrower's written consent, which consent shall not be unreasonably withheld; provided that, no consent under this clause (b) shall be required if an Event of Default exists at the time of such sale, transfer or assignment.

         9.12 Duplicate Originals: Two or more duplicate originals of this
Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

         9.13 Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Lender.

         9.14 Signatories: Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

         9.15 Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this
Agreement shall be construed as a delegation to Lender of Borrower's duty of performance, including, without limitation, Borrower's duties under any account or contract with any other Person.

         9.16 Discharge of Taxes, Borrower's Obligations, Etc.: Lender, in its
sole discretion, shall have the right at any time, and from time to time, with at least ten (10) days prior notice to Borrower if Borrower fail to do so, to:
(a) pay for the performance of any of Borrower's obligations hereunder, and (b)
discharge taxes or Liens, at any time levied or placed on Borrower's Property in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Expenses and advances shall be added to the Revolving Credit, and bear interest at the rate applicable to the
Revolving Credit, until reimbursed to Lender. Such payments and advances made by
Lender shall not be construed as a waiver by Lender of a Default or Event of
Default under this Agreement.

         9.17 Withholding and Other Tax Liabilities: Lender shall have the right to refuse to make any Advances from time to time unless Borrower shall, at
Lender's request, have given to Lender evidence, reasonably satisfactory to
Lender, that Borrower has properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to and including the date of the requested Advance. Copies of deposit slips showing payment shall constitute satisfactory evidence for such purpose. In the event that any Lien, assessment or tax liability against Borrower shall arise in favor of any taxing authority, whether or not notice thereof

                                       33

shall be filed or recorded as may be required by law, Lender shall have the right (but shall not be obligated, nor shall Lender hereby assume the duty) to pay any such Lien, assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that Lender shall not pay any such tax, assessment or Lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by Borrower. In order to pay any such Lien, assessment or tax liability, Lender shall not be obliged to wait until such Lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which Lender shall have paid for the discharge of any such Lien shall be added to the Revolving Credit and shall be paid by Borrower to Lender with interest thereon at the rate applicable to the Revolving Credit, upon demand, and Lender shall be subrogated to all rights of such taxing authority against Borrower.

         9.18 Consent to Jurisdiction: Borrower and Lender each hereby irrevocably consent to the non-exclusive jurisdiction of the Courts of the state where Lender's office identified in Section 9.8 is located or the United States
District Court for New York in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking. Borrower waives any objection which Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Borrower irrevocably agrees to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

         9.19 Additional Documentation: Borrower shall execute and/or re-execute, and cause any Surety or other Person party to any Loan Document, to execute and/or re-execute and to deliver to Lender or Lender's counsel, as may be deemed appropriate, any document or instrument signed in connection with this
Agreement which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to the Closing, but which was not so signed and delivered. Borrower agrees to comply with any written request by Lender within ten (10) days after receipt by Borrower of such request.

         9.20 Intentionally Deleted Prior to Execution

         9.21 Waiver of Jury Trial: BORROWER AND LENDER EACH HEREBY WAIVE ANY
AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION,
PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE
PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING
OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO
ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE,
FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE
LOAN DOCUMENTS.

         9.22 Consequential Damages: Neither Lender nor agent or attorney of
Lender, shall be liable for any consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

                                       34

         WITNESS the due execution of this Agreement as a document under seal as of the date first written above.

                                          AMERICAN TECHNICAL CERAMICS CORP.

                                          By: /S/ANDREW R. PERZ
                                              -----------------
                                              Andrew Perz
                                              Vice-President - Controller

                                          COMMERCE BANK, N.A.

                                          By: /S/RICHARD OHL
                                              --------------
                                                 Name:  Richard Ohl
                                                 Title: Vice President

                                       35